Exhibit No. 99.3


Contact: Edward R. Carlin
         Chief Financial Officer
         (423) 966-2000


                       GOODY'S FAMILY CLOTHING AUTHORIZED
                           TO REPURCHASE COMMON STOCK


Knoxville, Tennessee, (June 16, 1999) -- Goody's Family Clothing, Inc. (Nasdaq/NM:GDYS), reported at its Annual Meeting of Shareholders today that the Company's Board of Directors authorized the Company to spend up to $20 million to repurchase shares of its common stock from time to time in the open market or in privately negotiated transactions, depending upon price, prevailing market conditions and other factors.

         Robert M. Goodfriend, Chairman and Chief Executive Officer of the Company, also announced at the meeting that the Company's Shareholders elected Mr. Irwin L. Lowenstein and Ms. Cheryl L. Turnbull as Class I Directors to serve until the 2002 annual meeting of shareholders.

         With headquarters in Knoxville, Tennessee, Goody's is a retailer of moderately priced apparel for women, men and children operating 269 stores in the 16 states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Kentucky, Mississippi, Missouri, North Carolina, Ohio, South Carolina, Tennessee, Texas, Virginia and West Virginia.

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